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                                                                EXHIBIT 10.2


                                AGENCY AGREEMENT


The words "RBI" are understood for the purpose of this agreement to refer to Rollerball International Inc. of 9255 Doheny Road, Suite 2705, Los Angeles, California 90069, U.S.A. The words "agent" refers to Lucky Yeh International Limited of 5/F Inter-Continental Plaza, 94 Granville Road, Tsimshatsui East, Kowloon, Hong Kong. The word "FOB purchases" refers to goods purchased on behalf of RBI and to be exported from Hong Kong/China to customers of RBI on FOB basis. The word "suppliers" refers to producers, suppliers or vendors of purchases.

The parties hereby agree to the following:

Appointment of Agent

RBI hereby appoints Lucky Yeh International Ltd. as its sole FOB buying agent in Hong Kong, Taiwan and China in relation to FOB purchases, and Lucky Yeh International Ltd. hereby accepts the appointment and declares that it possesses the financial and physical resources required to perform its obligations under this agreement.

Agent's Role

Agent will act for RBI in particular sales transactions involving FOB purchases.

Agent's Territory

Agent will serve as a sole FOB buying representative for RBI covering FOB purchases from suppliers located in Hong Kong, Taiwan and China.

Sales Agent's Territory

Agent will serve as a Sales FOB representative for RBI covering FOB selling, to all countries except of United States, Japan, Mexico, Canada, the Caribbean, Central America & South America.

Agent's Fee

On all FOB orders from whatever countries, RBI agrees to pay Lucky Yeh

1. Rollerball skates line 12% of ex-factory cost excluding CFS and freight charges JF 6/27/96.

2. Sales commission: 8% of net FOB RBI selling price for all countries except of United States, Japan, Mexico, Canada, the Caribbean, Central America & South America.
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3.       Any customers from whatever countries which is introduced to RBI by
Lucky Yeh (e.g Veneto), RBI agrees to pay Lucky Yeh 8% of net RBI FOB selling price for sales commission.

4. On Komix 's orders based on the special prices that Komix will pay, RBI agrees to pay Yeh

         a.       3% sales commission on RB-750
         b.       5% sales commission on RB-1500
         c.       8% sales commission on RB-2500
         d.       8% sales commission on RB 2500-SE
         e.       8% sales commission RB 3500
         f.       8% sales commission on RB Hockey

5.       3% of net value of L/C issued by customer of RBI

6.       Miscellaneous charges will be charged by agent at costs:
         -        Tooling
         -        Prototype
         -        Sample charge
         -        Postage
         - CFS/Gate and documentation charges from shipping company
         -        Transfer L/C charges
         -        Artwork/film
         -        Extra labels
         - Interest eguivalent to 1% per month for any financing from Lucky Yeh

Remarks

1. There will be no discounting (discounts to FOB list price) to International customer 'without' the prior approval of RBI Los Angeles.

2. If the ex-factory prices are increased by the vendors on the boots, liners, bearings, chassis, brake, balls, assembly, etc. LYI and RBI will review the new prices to see if RBI can increase its prices to customers to offset the vendor price increase. If this is not possible, both LYI and RBI will review the situation in good faith to determine price structure.

3. RBI, Los Angeles1 has the authority and right, with LYI's advise and input of establishing priorities for International and USA shipments. LYI will discuss with RBI and confirm the ship date for any International & USA shipments if there is any conflicts developed.

Undertakings of Lucky Yeh

1.       A staff of English-speaking, merchandise representative to be maintained.
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2.       Make all necessary in-market logistical arrangements
         including appointments, with suppliers.

3.       Regularly visit suppliers

4.       Q.C. Inspection of ordered purchases.

5.       Documentation of all FOB purchases.

6.       Prepare necessary quote sheets after sales presentation.

7.       Provide showroom space for sales presentation.

8. Sourcing new products and new sources of Rollerball equipment (boots-liners-frame-chassis and assembly and bearings)

9.       New product costing & engineering.

10.      Quality assurance & quality control of product at factories.

11. Safety Testing,that meets all regulations for in-line skates & accessories on a worldwide basis.

Arbitration

Controversy arising out of disagreement shall be resolved through arbitration in the country of the agent or U.S. at the Agent's choice.

Termination

This agreement may be terminated by either party on 90 days' prior written notice to the other.

Date of Commencement was 16th June, 1995.

In Witness Whereof, that the parties hereto subscribe to all terms and conditions herein contained.


Signed on behalf of                               Signed on behalf of
LUCKY YEH INTERNATIONAL LTD.                      ROLLERBALL INTERNATIONAL INC.


----------------------------                      -----------------------------
Simon Yeh - Vice Chairman &                       Jack Forcelledo - President &
CEO                                               CEO